UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 11, 2016

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 11, 2016, NewStar Financial, Inc. (“NewStar”) announced that its Board of Directors (the “Board”) authorized an increase to its existing stock repurchase program, which was originally authorized by the Board in October 2015. The existing program authorized the repurchase of up to $5.0 million of NewStar’s common stock from time to time in open market or privately negotiated transactions, of which approximately $4.9 million remains available for repurchase.

The Board approved an increase to the repurchase program to authorize the repurchase of up to an aggregate of $30.0 million of NewStar’s common stock (inclusive of the amount remaining under the existing program).

The timing and amount of any shares purchased under the repurchase program will be determined by NewStar’s management based on its evaluation of market conditions and other factors. The program, as amended, will expire on December 31, 2016 unless extended by the Board and may be suspended or discontinued at any time without notice.

A copy of the press release of NewStar is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of NewStar Financial, Inc. dated February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: February 11, 2016	By:	/s/ Timothy J. Conway
Timothy J. Conway
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of NewStar Financial, Inc. dated February 11, 2016.